LEGAL PROCEEDINGS
Since October 2003,
Federated and related
 entities (collectively,
 "Federated"), and various
 Federated funds ("Funds"),
have been named as
defendants in several class
 action lawsuits now pending
 in the United States
District Court for the
 District of Maryland.
The lawsuits were
purportedly filed on behalf
of people who purchased,
owned and/or redeemed shares
of Federated-sponsored
 mutual funds during specified
periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
 and improper trading practices
 including
market timing and late trading
in concert with certain
 institutional traders,
which allegedly caused
financial injury to the
 mutual fund shareholders.
These lawsuits began to be
 filed shortly after
Federated's first public
 announcement that it
had received requests for
 information on shareholder
trading activities in
the Funds from the SEC,
the Office of the New York
State Attorney General
("NYAG"), and other authorities.
 In that regard,
on November 28, 2005,
Federated announced that
it had reached final
settlements with the
SEC and the NYAG with
respect to those matters.
Specifically, the SEC
and NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market timing
 arrangements and late
trading. The SEC made findings:
that Federated Investment Management
 Company ("FIMC"), an SEC-registered
 investment adviser to various Funds,
and Federated Securities Corp.,
an SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
Investment Advisers Act
and Investment Company Act by
 approving, but not disclosing,
 three market timing arrangements,
 or the associated conflict of
interest between
FIMC and the funds involved in
 the arrangements, either to
 other fund shareholders or
to the funds' board; and that
 Federated Shareholder
Services Company, formerly an
 SEC-registered transfer agent,
 failed to prevent a customer
and a Federated employee from
late trading in violation
of provisions of the Investment
 Company Act. The NYAG found
that such conduct violated
provisions of New York State
 law. Federated entered
into the settlements without
admitting or denying the
regulators' findings. As Federated
previously reported in 2004,
it has already paid
approximately $8.0 million to
 certain funds as determined
 by an independent consultant.
 As part of these settlements,
Federated agreed to pay
disgorgement and a civil money
penalty in the aggregate amount
 of an additional $72 million
and, among other things, agreed
that it would not
serve as investment adviser to
 any registered investment
company unless (i) at least 75%
of the fund's directors are
independent of Federated,
(ii) the chairman of each such
fund is independent of Federated,
 (iii) no action may be taken by
the fund's board or any
 committee thereof
unless approved by a majority
of the independent trustees of
the fund or committee,
respectively, and (iv) the
 fund appoints a "senior officer" who
reports to the independent
trustees and is responsible
 for monitoring compliance
by the fund with applicable
 laws and fiduciary duties
and for
managing the process by which
management fees charged to a
 fund are approved. The
 settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
 is available in the "About Us"
section of Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants in
 several additional lawsuits
 that are now pending in the
United States District Court for
the Western District of
 Pennsylvania, alleging,
among other things, excessive
 advisory and Rule 12b-1 fees.
The Board of the Funds retained
 the law firm of Dickstein
Shapiro LLP to represent the
 Funds in each of the lawsuits
 described in the
preceding two paragraphs.
Federated and the Funds, and
their respective counsel,
 have been defending this
 litigation, and none of the Funds
remains a defendant in any of
 the lawsuits (though some could
potentially receive any recoveries
 as nominal defendants). Additional
lawsuits based
upon similar allegations may be
 filed in the future. The potential
impact of these lawsuits, all of
which seek unquantified damages,
attorneys' fees,
and expenses, and future potential
similar suits is uncertain.
Although we do not believe that
these lawsuits will have a
 material adverse effect on
the Funds, there can be no
assurance that these suits,
ongoing adverse publicity
 and/or other developments
resulting from the regulatory
investigations will not result
in increased Fund redemptions,
 reduced sales of Fund shares,
or other adverse consequences
for the Funds.